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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 1999

Mechanical Technology Incorporated

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation or organization)

0-6890 14-1462255

(Commission File Number) (I.R.S. Employer Identification No.)

30 South Pearl Street, Albany, New York 12207

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (518) 433-2170

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Table of Contents

______________________________________________________________

8-K

Item 2. Acquisition or Disposition of Assets.

On October 21, 1999, the Company created a strategic alliance with SatCon Technology Corporation (SatCon). SatCon acquired Ling Electronics, Inc. and Ling Electronics, Ltd. (Ling) from the Company and the Company agreed to invest approximately $7 million in SatCon. This investment was done in two stages. In consideration for the acquisition of Ling and the Company's investment, the Company received 1,800,000 shares of SatCon's common stock and warrants to purchase an additional 100,000 shares of SatCon's common stock. SatCon also received warrants to purchase 100,000 shares of the Company's common stock (300,000 after the April 3, 2000 3-for-1 stock split).

As a part of the SatCon transaction, the Company issued warrants to purchase 36,000 and 64,000 shares (108,000 and 192,000 shares after the April 3, 2000 3-for-1 stock split) of the Company's stock on October 21, 1999 and January 31, 2000, respectively. The warrants are immediately exercisable at $37.66 per share ($12.56 per share post split) and expire on October 21, 2003 and January 31, 2004, respectively. The estimated fair value of these warrants at the dates issued were $14.81 and $49.14 per share ($4.94 and $16.38 per share post split), respectively, using a Black-Scholes option pricing model and assumptions similar to those used for valuing the Company's stock options.

The Company also received warrants to purchase 36,000 and 64,000 shares of SatCon common stock on October 21, 1999 and January 31, 2000, respectively. The warrants are immediately exercisable at $8.80 per share and expire on October 21, 2003 and January 31, 2004, respectively.

In addition, David Eisenhaure, President and Chief Executive Officer of SatCon Technology Corporation, became a member of the Board of Directors of the Company and Alan Goldberg, a director of the Company and co-Chief Executive Officer of First Albany Companies Inc. became a member of SatCon's Board of Directors. SatCon has also agreed to appoint an additional member to its Board of Directors based on the recommendation of the Company.

The foregoing summary description is qualified in its entirety by reference to the definitive transaction documents, copies of which were filed as exhibits to the registrant's Form 10-K Report for the fiscal year ended September 30, 1999.

This report may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Registrant's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, are described in the Registrant's reports on Forms 10-K and 10-Q on file with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.

    Financial statements of businesses acquired, SatCon Technology

    Corporation.

    The Consolidated Financial Statements for SatCon Technology Corporation, as of the years ended September 30, 1999 and 1998 is attached hereto.

    Unaudited Pro forma Combined Consolidated Financial Statements.

    Exhibits.

None.

CONSOLIDATED FINANCIAL STATEMENTS of SATCON TECHNOLOGY CORPORATION

                               TABLE OF CONTENTS

                                                                PAGE

                                                              --------

RESTATED FINANCIAL STATEMENTS OF SATCON TECHNOLOGY

  CORPORATION

Report of Independent Public Accountants....................      3

Report of Independent Accountants...........................      4

Consolidated Financial Statements:

  Consolidated Balance Sheets as of September 30, 1999 and

    1998....................................................      5

  Consolidated Statements of Operations for the Years Ended

    September 30, 1999, 1998,

    and 1997................................................      6

  Consolidated Statements of Changes in Stockholders' Equity

    for the Years Ended

    September 30, 1999, 1998, and 1997......................      7

  Consolidated Statements of Cash Flows for the Years Ended

    September 30, 1999, 1998,

    and 1997................................................      9

  Notes to Consolidated Financial Statements................     10

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

SatCon Technology Corporation:

We have audited the accompanying consolidated balance sheet of SatCon

Technology Corporation and its subsidiaries (a Delaware corporation) as of

September 30, 1999 and the related consolidated statements of operations,

changes in stockholders' equity and cash flows for the year then ended as restated, see Note A. These financial statements are the responsibility of the

Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly,

in all material respects, the financial position of SatCon Technology

Corporation and its subsidiaries as of September 30, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts

December 27, 1999

(except with respect to the

matter discussed in Note A, for which

the date is September 11, 2000)

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders

Of SatCon Technology Corporation:

In our opinion, the consolidated balance sheet as of September 30, 1998 and the related consolidated statements of operations, of changes in stockholders'

equity and of cash flows for each of the two years in the period ended September

30, 1998 present fairly, in all material respects, the financial position,

results of operations and cash flows of SatCon Technology Corporation and its subsidiaries at September 30, 1998 and for each of the two years in the period ended September 30, 1998, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule for the years ended September 30, 1998 and 1997 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management;

our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of SatCon Technology Corporation for any period subsequent to September 30, 1998.

As discussed in Note A, the accompanying consolidated financial statements for the year ended September 30, 1998 reflect revised accounting for the recapitalization of Beacon Power Corporation.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

December 17, 1998,

except to the restatement described in Note A, as to

which the date is September 11, 2000

                         SATCON TECHNOLOGY CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                   (AS RESTATED)

                                                                    SEPTEMBER 30,

                                                              -------------------------

                                                                 1999          1998

                                                              -----------   -----------

                           ASSETS

Current assets:

  Cash and cash equivalents.................................  $ 2,533,072   $ 1,201,610

  Marketable securities.....................................           --       657,431

  Accounts receivable, net of allowance of $386,686 and

    $51,836 at September 30, 1999 and 1998, respectively....    2,799,143     3,347,405

  Unbilled contract costs and fees, net of allowance of

    $746,121 and $57,611 at September 30, 1999 and 1998,

    respectively............................................    1,462,201     1,196,318

  Inventory.................................................    3,697,972     3,678,067

  Prepaid expenses and other current assets.................      349,070       338,017

                                                              -----------   -----------

      Total current assets..................................   10,841,458    10,418,848

Assets transferred to Beacon Power Corporation..............           --       576,786

Investment in Beacon Power Corporation......................      414,729            --

Property and equipment, net.................................    3,260,632     2,677,786

Intangibles, net............................................    3,194,609     2,967,988

Other long-term assets......................................      103,675        47,332

                                                              -----------   -----------

        Total assets........................................  $17,815,103   $16,688,740

                                                              ===========   ===========

  LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND

                    STOCKHOLDERS' EQUITY

Current liabilities:

  Accounts payable..........................................  $ 1,563,605   $ 1,447,897

  Accrued payroll and payroll related expenses..............      479,888       352,701

  Deferred revenue..........................................      113,179       197,930

  Funding commitment to Beacon Power Corporation............      333,333            --

  Other accrued expenses....................................      620,874       368,252

  Current portion of long-term debt.........................       16,226       146,594

                                                              -----------   -----------

      Total current liabilities.............................    3,127,105     2,513,374

Liabilities transferred to Beacon Power Corporation.........           --     1,564,152

Long-term debt, net of current portion......................       33,871       221,462

Other long-term liabilities.................................       29,735        17,747

Commitments and contingencies (Note I)

Contingent obligation to Class D preferred stockholders of

  Beacon Power Corporation..................................    5,309,115            --

Redeemable convertible preferred stock......................    4,894,112            --

Stockholders' equity:

  Preferred stock; $.01 par value, 1,000,000 shares

    authorized; 8,000 shares series A redeemable convertible

    preferred stock issued and outstanding at September 30,

    1999 and none issued and outstanding at September 30,

    1998....................................................           --            --

  Common stock, $.01 par value, 20,000,000 shares

    authorized; 9,617,009 and 9,018,549 shares issued at

    September 30, 1999 and 1998, respectively...............       96,170        90,185

  Additional paid-in capital................................   37,074,161    28,377,718

  Common stock held in escrow, at market value; 42,860 and 0

    shares at September 30, 1999 and 1998, respectively.....     (428,600)           --

  Amounts receivable from exercise of stock options.........   (1,816,667)           --

  Accumulated deficit.......................................  (30,254,195)  (15,912,442)

  Net unrealized losses on marketable securities, net of tax

    effect..................................................           --       (10,380)

  Treasury stock, at cost; 44,500 and 28,300 shares at

    September 30, 1999 and 1998, respectively...............     (249,704)     (173,076)

                                                              -----------   -----------

      Total stockholders' equity............................    4,421,165    12,372,005

                                                              -----------   -----------

        Total liabilities, redeemable convertible preferred

        stock and stockholders' equity......................  $17,815,103   $16,688,740

                                                              ===========   ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                         SATCON TECHNOLOGY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             FOR THE YEARS ENDED SEPTEMBER 30,

                                                        -------------------------------------------

                                                            1999            1998

                                                        (AS RESTATED)   (AS RESTATED)      1997

                                                        -------------   -------------   -----------

Product revenue.......................................  $  9,122,498     $ 7,520,188    $ 3,728,042

Funded research and development revenue...............     6,355,383       8,010,735      8,738,293

                                                        ------------     -----------    -----------

Total revenue.........................................    15,477,881      15,530,923     12,466,335

Cost of product revenue...............................     9,510,941       5,474,067      2,683,389

                                                        ------------     -----------    -----------

Gross margin..........................................     5,966,940      10,056,856      9,782,946

                                                        ------------     -----------    -----------

Research and development expenses.....................     6,554,464       6,793,634     11,442,465

Selling, general and administrative expenses..........     8,818,706       4,523,424      6,197,951

Amortization of intangibles...........................       371,087         290,957        120,467

                                                        ------------     -----------    -----------

Total operating expenses..............................    15,744,257      11,608,015     17,760,883

                                                        ------------     -----------    -----------

Operating loss........................................    (9,777,317)     (1,551,159)    (7,977,937)

Loss from Beacon Power Corporation....................    (4,340,567)     (3,472,438)            --

Other losses..........................................      (150,464)             --             --

Interest income.......................................        42,287         179,861        283,131

Interest expense......................................      (115,692)        (10,206)       (13,933)

                                                        ------------     -----------    -----------

Net loss before income taxes..........................   (14,341,753)     (4,853,942)    (7,708,739)

Provision for income taxes............................            --           3,872             --

                                                        ------------     -----------    -----------

Net loss..............................................   (14,341,753)     (4,857,814)    (7,708,739)

Accretion of redeemable convertible preferred stock

  discount............................................       (50,904)             --             --

                                                        ------------     -----------    -----------

Net loss attributable to common stockholders..........  $(14,392,657)    $(4,857,814)   $(7,708,739)

                                                        ============     ===========    ===========

Net loss per share, basic and diluted.................  $      (1.57)    $      (.54)   $      (.97)

                                                        ============     ===========    ===========

Weighted average number of common shares, basic and

  diluted.............................................     9,176,041       8,956,671      7,959,309

                                                        ============     ===========    ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                         SATCON TECHNOLOGY CORPORATION

                           CONSOLIDATED STATEMENTS OF

                        CHANGES IN STOCKHOLDERS' EQUITY

  FOR THE YEARS ENDED SEPTEMBER 30, 1999 (AS RESTATED), 1998 (AS RESTATED) AND 1997

                                                                                                  AMOUNTS

                                                                                                 RECEIVABLE

                                                                        COMMON      COMMON          FROM

                                                         ADDITIONAL     SHARES       STOCK      EXERCISE OF

                                   COMMON      COMMON      PAID-IN     HELD IN      HELD IN        STOCK       ACCUMULATED

                                   SHARES      STOCK       CAPITAL      ESCROW      ESCROW        OPTIONS        DEFICIT

                                 ----------   --------   -----------   --------   -----------   ------------   ------------

Balance, September 30, 1996....   7,359,074   $73,591    $18,487,209        --             --             --   $ (3,345,889)

Net loss.......................          --        --             --        --             --             --     (7,708,739)

Exercise of stock options......     161,934     1,619        408,390        --             --             --             --

Change in net unrealized losses

  on marketable securities.....          --        --             --        --             --             --             --

Stock issued in acquisition....     450,000     4,500      2,871,750        --             --             --             --

Securities purchase

  agreement....................     798,138     7,981      4,809,251        --             --             --             --

                                 ----------   -------    -----------    ------    -----------   ------------   ------------

Balance, September 30, 1997....   8,769,146   $87,691    $26,576,600        --             --             --   $(11,054,628)

Net loss.......................          --        --             --        --             --             --     (4,857,814)

Exercise of stock options......     100,266     1,003        580,736        --             --             --             --

Exercise of warrants...........     149,137     1,491      1,220,382        --             --             --             --

Treasury stock purchased.......          --        --             --        --             --             --             --

Change in net unrealized losses

  on marketable securities.....          --        --             --        --             --             --             --

                                 ----------   -------    -----------    ------    -----------   ------------   ------------

Balance, September 30, 1998....   9,018,549   $90,185    $28,377,718        --             --             --   $(15,912,442)

Net loss.......................          --        --             --        --             --             --    (14,341,753)

Exercise of stock options......     455,600     4,556      3,173,445        --             --     (1,816,667)            --

Treasury stock purchased.......          --        --             --        --             --             --             --

Common stock issued in

  acquisitions.................     100,000     1,000        567,800        --             --             --             --

Common stock issued in

  connection with settlement

  agreement which is held in

  escrow.......................      42,860       429        189,762    42,860       (190,191)            --             --

Compensation expense related to

  stock options and warrants

  issued to

  non-employees................          --        --      2,208,639        --             --             --             --

Valuation adjustment for common

  stock held in escrow.........          --        --        238,409        --       (238,409)            --             --

Warrants issued in connection

  with the

  sale of redeemable preferred

  stock........................          --        --      2,369,292        --             --             --             --

Change in net unrealized losses

  on marketable securities.....          --        --             --        --             --             --             --

Accretion of redeemable

  convertible

  preferred stock discount.....          --        --        (50,904)       --             --             --             --

                                 ----------   -------    -----------    ------    -----------   ------------   ------------

Balance, September 30, 1999....   9,617,009   $96,170    $37,074,161    42,860    $  (428,600)  $ (1,816,667)  $(30,254,195)

                                 ==========   =======    ===========    ======    ===========   ============   ============

                                                                      7

                                    NET

                                 UNREALIZED

                                  LOSS ON                                TOTAL

                                 MARKETABLE   TREASURY   TREASURY    STOCKHOLDERS'

                                 SECURITIES    SHARES      STOCK        EQUITY

                                 ----------   --------   ---------   -------------

Balance, September 30, 1996....   $(39,935)        --           --   $ 15,174,976

Net loss.......................         --         --           --     (7,708,739)

Exercise of stock options......         --         --           --        410,009

Change in net unrealized losses

  on marketable securities.....     19,720         --           --         19,720

Stock issued in acquisition....         --         --           --      2,876,250

Securities purchase

  agreement....................         --         --           --      4,817,232

                                  --------     ------    ---------   ------------

Balance, September 30, 1997....   $(20,215)        --           --   $ 15,589,448

Net loss.......................         --         --           --     (4,857,814)

Exercise of stock options......         --         --           --        581,739

Exercise of warrants...........         --         --           --      1,221,873

Treasury stock purchased.......         --     28,300    $(173,076)      (173,076)

Change in net unrealized losses

  on marketable securities.....      9,835         --           --          9,835

                                  --------     ------    ---------   ------------

Balance, September 30, 1998....   $(10,380)    28,300    $(173,076)  $ 12,372,005

Net loss.......................         --         --           --    (14,341,753)

Exercise of stock options......         --         --           --      1,361,334

Treasury stock purchased.......         --     16,200      (76,628)       (76,628)

Common stock issued in

  acquisitions.................         --         --           --        568,800

Common stock issued in

  connection with settlement

  agreement which is held in

  escrow.......................         --         --           --             --

Compensation expense related to

  stock options and warrants

  issued to

  non-employees................         --         --           --      2,208,639

Valuation adjustment for common

  stock held in escrow.........         --         --           --             --

Warrants issued in connection

  with the

  sale of redeemable preferred

  stock........................         --         --           --      2,369,292

Change in net unrealized losses

  on marketable securities.....     10,380         --           --         10,380

Accretion of redeemable

  convertible

  preferred stock discount.....         --         --           --        (50,904)

                                  --------     ------    ---------   ------------

Balance, September 30, 1999....         --     44,500     (249,704)  $  4,421,165

                                  ========     ======    =========   ============

    The accompanying notes are an integral part of the consolidated financial statements.

                                        8

                         SATCON TECHNOLOGY CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   FOR THE YEARS ENDED SEPTEMBER 30,

                                                              -------------------------------------------

                                                                  1999            1998

                                                              (AS RESTATED)   (AS RESTATED)      1997

                                                              -------------   -------------   -----------

Cash flows from operating activities:

  Net loss..................................................  $(14,341,753)    $(4,857,814)   $(7,708,739)

    Adjustments to reconcile net loss to net cash used in

      operating activities:

        Depreciation and amortization.......................     1,013,037         625,976        969,010

        Allowance for unbilled contract costs and fees......       688,510         (19,065)       697,968

        Allowance for doubtful accounts.....................       334,850         (94,424)        28,324

        Allowance for inventory.............................       870,021        (549,765)       758,541

        Loss from Beacon Power Corporation..................     4,340,567       3,472,438             --

        Loss on sale of marketable securities...............        87,535              --             --

        Write-off impaired assets...........................       255,544          50,104      2,593,558

        Compensation expense related to issuance of stock

        options and warrants to non-employees...............     2,208,639              --             --

        Changes in operating assets and liabilities, net of

        effects of acquisitions:

          Accounts receivable...............................        89,858        (301,909)       535,797

          Unbilled contract costs and fees..................      (954,393)        532,573       (749,462)

          Prepaid expenses and other assets.................        31,455          (8,529)        62,174

          Inventory.........................................      (601,120)     (1,550,819)    (1,161,843)

          Other assets......................................       517,402        (607,245)       212,339

          Accounts payable..................................            72         647,689       (385,868)

          Accrued costs for consolidation of facilities.....            --        (398,000)       498,000

          Accrued expenses and payroll......................       (98,163)        106,939     (1,396,970)

          Other liabilities.................................       (72,763)          6,802             --

                                                              ------------     -----------    -----------

    Total adjustments.......................................     8,711,051       1,912,765      2,661,568

                                                              ------------     -----------    -----------

Net cash used in operating activities.......................    (5,630,702)     (2,945,049)    (5,047,171)

                                                              ------------     -----------    -----------

Cash flows from investing activities:

  Purchases of marketable securities........................            --              --       (600,000)

  Sales and maturities of marketable securities.............       580,144       1,340,609      2,079,064

  Patent and intangible expenditures........................      (102,227)       (431,526)      (150,534)

  Deferred financing fees...................................            --              --         56,313

  Capital expenditures......................................      (220,416)       (601,331)      (931,229)

  Acquisitions, net of cash acquired........................      (995,876)             --       (112,986)

  Investment in Beacon Power Corporation....................      (696,667)     (2,007,508)            --

                                                              ------------     -----------    -----------

Net cash (used in) provided by investing activities.........    (1,435,042)     (1,699,756)       340,628

                                                              ------------     -----------    -----------

Cash flows from financing activities:

  Repayment of borrowings...................................      (100,000)        (40,625)       (35,119)

  Borrowings under line of credit...........................     2,657,234              --             --

  Repayment of borrowings under line of credit..............    (2,657,234)             --             --

  Proceeds from issuance of redeemable convertible preferred

    stock...................................................     7,212,500              --             --

  Proceeds from issuance of common stock....................            --              --      4,817,232

  Proceeds from exercise of stock options...................     1,361,334         581,739        410,009

  Proceeds from exercise of warrants........................            --       1,221,873             --

  Purchase of treasury stock................................       (76,628)       (173,076)            --

                                                              ------------     -----------    -----------

Net cash provided by financing activities...................     8,397,206       1,589,911      5,192,122

                                                              ------------     -----------    -----------

Net increase/(decrease) in cash and cash equivalents........     1,331,462      (3,054,894)       485,579

Cash and cash equivalents at beginning of year..............     1,201,610       4,256,504      3,770,925

                                                              ------------     -----------    -----------

Cash and cash equivalents at end of year....................  $  2,533,072     $ 1,201,610    $ 4,256,504

                                                              ============     ===========    ===========

   The accompanying notes are an integral part of the consolidated financial statements.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

SatCon Technology Corporation (the "Company" or "SatCon") was organized as a

Massachusetts corporation in February 1985 and reincorporated in Delaware in

1992. SatCon designs, develops and manufactures intelligent, electro-mechanical products for aerospace, transportation, industrial and utility applications.

SatCon also designs, develops and manufactures power and energy management products for telecommunications, silicon wafer manufacturing, factory automation, aircraft and automotive applications. The Company's electro-mechanical products are being developed for a wide variety of U.S.

government and commercial markets. For the government, the electro-mechanical systems provide for applications ranging from satellite attitude control to high-speed drives for shipboard systems. In the transportation segment, SatCon is developing electric and hybrid electric drive components, auxiliary power units and advanced steering, alternator and starter/generator systems. The

Company is working with major equipment producers to develop process equipment drives, high speed and precision machine tools, manipulators and machinery isolation equipment. The Company's electro-mechanical systems may offer advantages to the utility industry in power generation, energy storage and power quality. In the consumer market, SatCon is developing variable speed motors for refrigeration equipment and other long-life, high-efficiency machinery.

RESTATEMENT

The financial statements for fiscal years 1998 and 1999 have been restated.

The Company has determined that the recapitalization of Beacon Power Corporation on December 24, 1997 did not qualify as a divestiture of a subsidiary for accounting purposes in accordance with SEC Staff Accounting Bulletin

No. 30/Topic 5E (SAB 30) "Accounting for Divestiture of a Subsidiary or Other

Business Operation" as the Company had not transferred the risk and other incidents of ownership of Beacon Power with sufficient certainty. In accordance with SAB 30, the Company has included 100% of Beacon Power's net loss in its statements of operations from December 24, 1997 to May 1999 in a manner similar to the equity method of accounting and has included the assets and liabilities transferred to Beacon Power as separate components in its September 30, 1998 balance sheet. In June 1999 in connection with a bridge note financing at Beacon

Power, the Company determined that the risks and other incidents of ownership of

Beacon Power had passed with sufficient certainty to other investors and the

Company began accounting for its investment in Beacon Power under the equity method of accounting. The Company has recorded the face value of and cumulative dividends on Beacon Power's Class D preferred stock issued on October 23, 1998 as an additional investment in Beacon Power. As more fully discussed in Note F,

the Class D preferred stockholders have the right to require the Company to purchase their shares of Class D preferred stock in certain events. While the

Company currently believes that the Class D preferred stockholders will not exercise this right, the Company has recorded the face value and the cumulative dividends as a liability.

The accompanying financial statements reflect the following changes:

- The Company's share of Beacon Power's net loss for fiscal 1998 and 1999 increased by $1,583,819 and $3,310,567, respectively.

- As of September 30, 1998, the Company wrote off all of its advances to

Beacon Power of $596,453 and recorded the assets and liabilities transferred to Beacon Power of $576,786 and $1,564,152, respectively.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

- As of September 30, 1999, the Company recorded its net investment balance in Beacon Power of $414,729 and its contingent obligation to the Class D preferred stockholders of Beacon Power of $5,309,115.

The as restated and as reported consolidated statements of operations data and consolidated balance sheet data follows:

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

FOR THE YEAR ENDED

SEPTEMBER 30, 1999

---------------------------

AS RESTATED AS REPORTED

------------ ------------

Loss from Beacon Power Corporation.......................... $ (4,340,567) $ (1,030,000)

Net loss.................................................... (14,341,753) (11,031,186)

Net loss attributable to common stockholders................ (14,392,657) (11,082,090)

Net loss per share, basic and diluted....................... (1.57) (1.21)

FOR THE YEAR ENDED

SEPTEMBER 30, 1998

---------------------------

AS RESTATED AS REPORTED

------------ ------------

Loss from Beacon Power Corporation.......................... $ (3,472,438) $ (1,888,619)

Net loss before income taxes................................ (4,853,942) (3,270,123)

Net loss attributable to common stockholders................ (4,857,814) (3,273,995)

Net loss per share, basic and diluted....................... (.54) (.37)

CONSOLIDATED BALANCE SHEET DATA:

SEPTEMBER 30, 1999 SEPTEMBER 30, 1998

--------------------------- ---------------------------

AS RESTATED AS REPORTED AS RESTATED AS REPORTED

------------ ------------ ------------ ------------

Amount due from Beacon Power Corporation.... $ -- $ -- $ -- $ 596,453

Investment in Beacon Power Corporation...... 414,729 -- -- --

Assets transferred to Beacon Power

Corporation................................ -- -- 576,786 --

Total assets................................ 17,815,103 17,400,374 16,688,740 16,708,407

Funding commitment to Beacon Power

Corporation................................ 333,333 333,333 -- --

Liabilities transferred to Beacon Power

Corporation................................ -- -- 1,564,152 --

Contingent obligation to Class D preferred

stockholders of Beacon Power Corporation... 5,309,115 -- -- --

Accumulated deficit......................... (30,254,195) (25,359,809) (15,912,442) (14,328,623)

Total liabilities, redeemable convertible

preferred stock and stockholders' equity... 17,815,103 17,400,374 16,688,740 16,708,407

The financial statements for fiscal 1997, 1998 and 1999 had previously been restated in connection with the initial audit of Beacon Power. For a discussion of that restatement, see Management's Discussion and Analysis of Financial

Condition and Results of Operations and the Company's financial statements and notes thereto included in the Amendment No. 1 to the Annual Report on Form 10-K

as filed on

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

August 15, 2000. The as reported financial information presented here includes the effects of the August 15, 2000 restatement. The effect of this previous restatement on net loss attributable to common stockholders was a decrease of

$1,327,679 or $0.14 per share and $1,031,506 or $0.11 per share in 1999 and

1998, respectively, and an increase of $1,565,497 or $0.20 per share in 1997.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of SatCon and its majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

The Company performs research under cost-type, fixed-price, and time-and-material contracts and sells product prototypes. On fixed-price contracts, revenue is recognized on the percentage-of-completion method based on the proportion of costs incurred to total estimated costs for each contract.

Revenue recognized in excess of amounts billed are classified in current assets as unbilled contract costs. Certain contracts contain provisions for performance incentives. Such incentives are included in revenue when realization is assured.

If a current contract estimate indicates a loss, a provision is made for the total anticipated loss. All payments to the Company for work performed on contracts with agencies of the U.S. government are subject to audit and adjustment by the Defense Contract Audit Agency. Adjustments are recognized in the period made. Revenue on time and material contracts is recognized as services are provided.

The Company also designs and manufactures standard products such as multi-chip modules and hybrids, custom electric motors, and integrated suspension and motor systems. Revenue from product sales is recognized upon shipment. The Company provides for warranty reserves at the time product is shipped.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include demand deposits and highly liquid investments with a maturity of three months or less when acquired. Cash equivalents are stated at cost, which approximates market value.

MARKETABLE SECURITIES

The Company accounts for marketable securities in accordance with the

Statement of Financial Accounting Standard (SFAS) No. 115, "Accounting for

Certain Investments in Debt and Equity Securities."

Management determines the appropriate classification of its investments in debt securities at the time of purchase and reevaluates such determination at each balance sheet date. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale.

Securities available for sale are carried at fair value, based on quoted market prices, with the unrealized gains and losses, net of tax effect, reported in a separate component of stockholders' equity, except for unrealized losses determined to be permanent in nature. Such unrealized losses are included in the determination of net income in the period in which management determines the decline to be permanent. The Company is not actively involved in the purchase and sale of investments classified as trading. At September 30, 1999 and 1998,

the Company had no investments that qualified as trading or held to maturity.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The amortized cost of debt securities classified as available for sale is adjusted for amortization of premiums and accretion of discounts to maturity or,

in the case of mortgage-backed securities, over the estimated life of the security. Such amortization and interest are included in interest income.

Realized gains and losses are included in other income or expense. The cost of securities sold is based on the specific identification method.

INVENTORY

Inventories are stated at the lower of cost or market and costs are determined based on the first-in, first-out method of accounting and include material, labor and manufacturing overhead costs.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the asset's estimated useful life.

The estimated useful lives of property and equipment are as follows:

ESTIMATED LIVES

---------------

Computer equipment and software........... 3-5 years

Electronic laboratory and shop 5 years

equipment...............................

Mechanical laboratory and shop 10 years

equipment...............................

Sales and demonstration equipment......... 3-10 years

Furniture and fixtures.................... 7-10 years

Leasehold improvements.................... Lesser of the life of the lease or the useful life of the improvement

When assets are retired or otherwise disposed of, the cost and related depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in other income.

LONG-LIVED ASSETS

The Company periodically evaluates the potential impairment of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. At the occurrence of a certain event or change in circumstances or at each balance sheet date, the

Company evaluates the potential impairment of an asset based on future undiscounted cash flows. In the event that impairment exists, the Company will measure the amount of such impairment based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved.

Factors that management considers in performing this assessment include current operating results, trends and prospects and, in addition, demand, competition and other economic factors. At September 30, 1999 and 1998, the Company determined that there had been no impairment of its long-lived assets, except as in Note E.

Intangibles, which consist primarily of patents and trademarks, goodwill and a non-compete agreement, are amortized on a straight-line basis over periods ranging from 5 to 15 years. At September 30, 1999 and 1998, accumulated amortization of intangibles amounted to $831,922 and $442,237, respectively.

DEFERRED REVENUE

Deferred revenue consists of payments received from customers in advance of services performed or product shipped.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

TREASURY STOCK

The Company is authorized to repurchase up to 5% of the Company's outstanding shares of common stock through July 2000. Under the repurchase program, the Company plans to purchase shares of the Company's outstanding common stock on the open market from time-to-time, depending on market conditions.

USE OF ESTIMATES

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period reported. Actual results could differ from these estimates.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109,

"Accounting for Income Taxes," which is the asset and liability method for accounting and reporting for income taxes. Under SFAS No. 109, deferred tax assets and deferred tax liabilities are recognized based on temporary differences between the basis of assets and liabilities using statutory rates.

In addition, SFAS No. 109 requires a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

STOCK-BASED COMPENSATION

The Company recognizes stock-based compensation in accordance with SFAS No.

123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires that companies recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value, or, for grants to employees,

provide pro forma disclosure of net income and earnings per share in the notes to the financial statements using the fair value method.

NET LOSS PER BASIC AND DILUTED COMMON SHARE

The Company reports net loss per basic and diluted common share in accordance with SFAS No. 128, "Earnings Per Share," which establishes standards for computing and presenting earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

CONCENTRATION OF CREDIT RISK

Financial instruments that subject the Company to concentrations of credit risk consist principally of cash equivalents, investments in marketable securities, trade accounts receivable, unbilled contract costs and amounts receivable from exercise of stock options.

The Company's trade accounts receivable and unbilled contract costs and fees are primarily from sales to U.S. government agencies and several commercial customers. The Company does not require collateral

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

and has not historically experienced significant credit losses related to receivables or unbilled contract costs and fees from individual customers or groups of customers in any particular industry or geographic area.

The Company deposits its cash and invests in short-term investments and marketable securities primarily through two regional commercial banks and an investment company. Credit exposure to any one entity is limited by company policy.

RESEARCH AND DEVELOPMENT COSTS

The Company expenses research and development costs as incurred.

COMPREHENSIVE LOSS

Comprehensive loss includes net loss, as well as other changes in stockholders' equity, except stockholders' investments and distributions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents,

accounts receivable, unbilled contract costs and fees, accounts payable, debt instruments and amounts receivable from exercise of stock options. The book value of such financial instruments approximate their respective fair values due to their short-term maturities.

RECLASSIFICATIONS

Certain prior year balances have been reclassified to conform to current year presentations. For all periods presented, expenses associated with funded research and development activities have been reclassified as research and development expenses from cost of revenue.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

In June 1999, the Financial Accounting Standards Board issued SFAS No. 137,

"Accounting for Derivative Instruments and Hedging Activities- Deferral of the

Effective Date of FASB Statement No. 133," which defers the effective date of

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" to

all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No.

133 establishes a new model for accounting for derivatives and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair value. The Company will adopt SFAS No. 133 beginning in the first quarter of the fiscal year ending September 30, 2001. Upon adoption of

SFAS No. 133, the Company will be required to record any unrealized gains or losses on the fair value of its investment in derivatives in its results of operations. Adoption of SFAS No. 133 is not currently expected to have a material impact to the Company's consolidated financial position, results of operations or cash flows.

B. MARKETABLE SECURITIES

At September 30, 1998, marketable securities have been categorized as available for sale, and as a result, are stated at fair value.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B. MARKETABLE SECURITIES (CONTINUED)

As of September 30, 1998, marketable securities consisted of the following:

GROSS GROSS

AMORTIZED AGGREGATE UNREALIZED UNREALIZED

SECURITY CATEGORY COST BASIS FAIR VALUE GAINS LOSSES

----------------- ---------- ---------- ---------- ----------

Corporate debt securities........................... $597,197 $583,939 $ 8,149 $(21,407)

Mortgage-backed securities.......................... 70,614 73,492 2,878 --

-------- -------- ------- --------

$667,811 $657,431 $11,027 $(21,407)

======== ======== ======= ========

The change in net unrealized losses during 1999, 1998 and 1997 were $10,380,

$23,312, and $32,866, respectively, and are included in the balance sheet in a separate component of stockholders' equity, net of tax effect.

Proceeds from sales and maturities of marketable securities during 1999,

1998 and 1997 were $580,144, $1,340,609, and $2,079,064, respectively. Gross realized losses from the sale of securities classified as available for sale during 1999, 1998 and 1997 were $87,535, $0, and $0, respectively.

C. UNBILLED CONTRACT COSTS AND FEES

Unbilled contract costs and fees represent revenue recognized in excess of amounts billed due to contractual provisions. These amounts included retained fee and unliquidated costs totaling $282,746 and $363,087 at September 30, 1999 and 1998, respectively.

D. INVENTORY

Inventory consisted of the following:

SEPTEMBER 30,

-----------------------

1999 1998

---------- ----------

Raw material......................................... $1,139,064 $1,783,803

Work-in-process...................................... 2,199,199 1,788,241

Finished goods....................................... 359,709 106,023

---------- ----------

$3,697,972 $3,678,067

========== ==========

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

E. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

SEPTEMBER 30,

-----------------------

1999 1998

---------- ----------

Machinery and equipment.............................. $4,505,287 $3,391,758

Sales and demonstration equipment.................... -- 19,052

Furniture and fixtures............................... 280,769 265,173

Computer software.................................... 621,583 556,876

Leasehold improvements............................... 648,734 626,216

---------- ----------

6,056,373 4,859,075

Less accumulated depreciation and amortization....... 2,795,741 2,181,289

---------- ----------

$3,260,632 $2,677,786

========== ==========

Depreciation expense for the years ended September 30, 1999, 1998, and 1997 was $633,964, $540,213, and $736,924, respectively.

As of September 30, 1999, there was $19,903 and $29,910 of capital leases that were included in machinery and equipment and computer software,

respectively. As of September 30, 1998, there was no equipment under capital lease.

During 1999 and 1997, the Company determined that certain of its machinery and equipment with a net book value totaling $105,544 and $2,593,558,

respectively, was impaired based on a change in the needs of its customers and such assets were written-off during 1999 and 1997, respectively.

F. INVESTMENT IN BEACON POWER CORPORATION

On May 28, 1997, SatCon Technology Corporation entered into a Securities

Purchase Agreement (the "Agreement"), dated as of May 28, 1997, by and among the

Company, Beacon Power Corporation ("Beacon Power"), a new wholly-owned subsidiary of the Company, and Duquesne Enterprises ("Duquesne"). Pursuant to

the terms of the Agreement, Duquesne purchased from the Company and the Company issued, sold and delivered to Duquesne 798,138 shares (the "Shares") of the

Company's Common Stock. The aggregate consideration received by the Company was

$5,000,000. In exchange for a capital contribution, the Company received all of the capital stock of Beacon Power, consisting of 3,375,000 shares of Beacon

Power's Common Stock and 1,125,000 shares of Beacon Power's preferred stock, par value $.01 per share, as adjusted to reflect a 1:1.125 stock split. Duquesne also entered into agreements pursuant to which it will act as exclusive distributor of Beacon Power's products, subject to certain exceptions, in seven

Mid-Atlantic States and the District of Columbia.

During a recapitalization of Beacon Power on December 24, 1997, Beacon Power

obtained equity financing from private investors and the Company converted a significant portion of its ownership of Beacon Power to non-voting convertible preferred stock and transferred certain assets and liabilities to Beacon Power.

The Company has determined that the recapitalization of Beacon Power on December

24, 1997 did not qualify as a divestiture of a subsidiary for accounting purposes as described in SAB 30 as the Company had not transferred the risk and other incidents of ownership of Beacon Power with sufficient certainty. In accordance with SAB 30, the Company has included 100% of Beacon Power's net loss in its statements of operations from December 24, 1997 to May 1999 in a manner similar to the equity method of

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

F. INVESTMENT IN BEACON POWER CORPORATION (CONTINUED)

accounting and has included the assets and liabilities transferred to Beacon

Power as separate components in its September 30, 1998 balance sheet. The book value of assets and liabilities transferred to Beacon Power on December 24, 1997 was as follows:

Accounts receivable......................................... $ 14,487

Prepaid expenses and other assets........................... 67,147

Subscriptions receivable.................................... 2,007,508

Accounts payable............................................ (50,000)

Accrued payroll and payroll related expenses................ (32,298)

Accrued expenses............................................ (118,225)

-----------

Investment in Beacon Power Corporation...................... $ 1,888,619

===========

At September 30, 1998, the Company had amounts of $596,453 due from Beacon

Power. These amounts arose from transactions after December 24, 1997, whereby the Company advanced money and made payments for certain expenses incurred by

Beacon Power. These advances have been written off as of September 30, 1998.

These advances were subsequently repaid in connection with the October 23, 1998 financing.

On October 23, 1998, the Company entered into a Securities Purchase

Agreement, by and among Beacon Power, Perseus Capital, L.L.C. ("Perseus"),

Duquesne, Micro Generation Technology Fund, L.L.C ("Micro", and together with

Perseus and Duquesne, the "Purchasers") and the Company. Pursuant to the terms of the Agreement, (i) the Purchasers purchased from Beacon Power and Beacon

Power issued, sold and delivered to the Purchasers 1,900,000 shares (the

"Shares") of Beacon Power's Class D Redeemable Preferred Stock, $.01 par value per share; (ii) the Class D redeemable preferred stock earns cumulative dividends at an annual rate of 12.5%; (iii) the Purchasers have the right to receive certain warrants to purchase shares of Beacon Power's common stock, $.01 par value per share ("Beacon Power's Common Stock"); (iv) the Company granted the Purchasers the right (the "Put Right") to cause the Company, in circumstances described below, to purchase all of the Shares and all of Beacon

Power's Common Stock issuable upon conversion of the Shares; and (v) upon exercise of the Put Right pursuant to the terms of the Agreement, the Company must pay the consideration contemplated by the Agreement in shares of the

Company's common stock, $.01 par value per share, valued at the average fair value for the 15 trading days before and after notice of exercise of the Put

Right. The aggregate consideration received by Beacon Power was $4,750,000. The

Put Right is exercisable within 60 days of the second, third, fourth and fifth anniversary of the closing date of the transaction, upon certain events of bankruptcy of Beacon Power and upon the occurrence of certain going private transactions involving the Company. The put right will terminate, if not previously exercised, on the earlier of (i) October 23, 2003, (ii) upon the listing of Beacon Power's common stock on the New York Stock Exchange or the

Nasdaq National Market, or (iii) with respect to put rights resulting from an event described above, 100 days after the Purchasers receive written notice from the Company requesting that the Purchasers either exercise or waive their put rights resulting from that event. The Company has recorded the face value of and cumulative dividends on Beacon Power's Class D preferred stock as an additional investment in Beacon Power. While the Company currently believes that the Class

D preferred stockholders will not exercise the put right, the Company has recorded the face value and the cumulative dividends as a liability. As of

September 30, 1999, the contingent obligation to the Class D preferred stockholders is $5,309,115 consisting of $4,750,000 face value and $559,115 of cumulative dividends. If the put right is exercised, the Company would reclassify the value of

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

F. INVESTMENT IN BEACON POWER CORPORATION (CONTINUED)

the contingent obligation to the Class D preferred stockholders as common stock and additional paid in capital.

Upon the conversion of Beacon Power's Class D redeemable preferred stock into common stock, the Company's additional paid in capital will be written up to reflect its beneficial interest in the proceeds of the Class D redeemable preferred stock financing, in accordance with SEC Staff Accounting

Bulletin No. 51 "Accounting for Sales of Stock by a Subsidiary".

In June 1999, the Company committed to provide up to $1,000,000 of additional financing to Beacon Power representing a minority share of a funding commitment received by Beacon Power and therefore increased its investment in

Beacon Power and accrued the funding commitment of $1,000,000. As a result of this financing, the Company determined that risks and other incidents of ownership of Beacon Power had passed with sufficient certainty to other investors and therefore, began accounting for its investment in Beacon Power under the equity method. On June 22, 1999, the Company purchased from Beacon

Power a note (the "June 22, 1999 Note") with a principal amount of $125,000 due and payable on the earlier of (i) September 22, 1999 ("Maturity Date") or

(ii) upon the occurrence of an event of default, as defined therein. The note bears interest at 12 % per annum; provided that, if the note is not repaid in full on or prior to Maturity Date, the interest rate would increase to 15% per annum. The June 22, 1999 Note was issued pursuant to the terms of a Note

Purchase Agreement, dated as of June 22, 1999, by and among Beacon Power, the

Purchasers named therein, and the Company (the "Note Purchase Agreement").

Interest on the June 22, 1999 Note is payable on the Maturity Date.

On July 6, 1999, the Company purchased from Beacon Power an additional note

(the "July 6, 1999 Note") with a principal amount of $125,000 due and payable on the earlier of (i) Maturity Date or (ii) upon the occurrence of an event of default. The note bears interest at 12 % per annum; provided, that if the note is not repaid in full on or prior to Maturity Date, the interest rate would increase to 15% per annum (the "July 6, 1999 Note" and together with the

June 22, 1999 Note, the "Notes"). The July 6, 1999 Note was also issued pursuant to the terms of the Note Purchase Agreement. Interest on the July 6, 1999 Note

is payable on the Maturity Date.

In August 1999, the Company exchanged in full the Notes and $83,333.33 for a note with a principal amount of $333,333.33 ("Bridge Note") plus accrued interest due and payable on the earlier of (i) the date of conversion of the note as described below or (ii) upon the occurrence of an event of default. The

Bridge Note bears interest at 12 % per annum; provided that if the Funding Date

(as defined below) does not occur within six months, such interest rate shall increase effective February 2, 2000 to 15% per annum. The Bridge Note was issued pursuant to the terms of a Note and Warrant Purchase Agreement, dated as of

August 2, 1999, by and among Beacon Power, the Purchasers named therein, and the

Company (the "Note and Warrant Purchase Agreement"). Interest on the Bridge Note

is payable on the Maturity Date.

Pursuant to the terms of the Note and Warrant Purchase, the Company purchased two (2) additional notes each with a principal amount of $333,333.33 on September 16, 1999 and October 19, 1999. The Bridge Note and the additional notes each with a principal amount of $333,333.33 are collectively referred to as the "Bridge Securities." At September 30, 1999, the Company has $333,333

payable under this commitment to Beacon Power.

In the event that Beacon Power obtains a funding commitment for at least $5 million of external funds within four months of the issuance of the first Bridge

Security and closes a funding pursuant to such commitment within six months of the first issuance of the first Bridge Security (the date of such funding,

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

F. INVESTMENT IN BEACON POWER CORPORATION (CONTINUED)

the "Funding Date"), all outstanding principal and interest on the Bridge

Securities will convert into equity of Beacon Power at a price and on terms that are equivalent to the securities issued by Beacon Power pursuant to the funding commitment. If Beacon Power does not obtain a qualified financing commitment within the four-month period referred to above, or close such funding within the six-month period referred to above, the Bridge Securities will convert into securities of Beacon Power pursuant to terms to be agreed to with Beacon Power,

or if no terms are agreed to, the Company has the right to demand payment of all principal and interest on the Bridge Securities.

Warrants to purchase shares of Beacon Power Securities were issued in connection with each issuance of the Bridge Securities. The warrants are for the purchase of the type of securities to be issued upon conversion of the Bridge

Securities or if such securities are not converted, Beacon Power common stock.

The number of shares of Beacon Power securities that will be subject to the warrants will be determined by dividing (i) 25% of the principal amount of the

Bridge Securities issued by (ii) the price per share of the Bridge Securities,

or, if the Bridge Securities are not converted, $2.50.

G. LINE OF CREDIT

In December 1998, as modified, the Company obtained a $3,000,000 demand discretionary line of credit with a bank. The line of credit bears interest at the bank's prime rate plus 1 1/2% (9 3/4% as of September 30, 1999). Available borrowings are based on a formula of eligible accounts receivable and inventory.

There were no amounts outstanding under the line of credit at September 30,

1999. During 1999, the maximum amount outstanding on the line of credit was

$2,657,234. The Company has pledged all assets of the Company as collateral against this line of credit.

H. LONG-TERM DEBT

Long-term debt consists of the following:

SEPTEMBER 30,

--------------------

1999 1998

-------- ---------

Note payable due in 52 weekly payments. The total note

of $443,804 commenced on April 16, 1997.............. $ -- $ 368,056

Capital lease obligations.............................. 50,097 --

Less: Current Portion.................................. (16,226) (146,594)

-------- ---------

$ 33,871 $ 221,462

======== =========

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

H. LONG-TERM DEBT (CONTINUED)

At September 30, 1999, maturities of these obligations are as follows:

FISCAL YEAR

-----------

2000........................................................ $ 16,226

2001........................................................ 17,494

2002........................................................ 10,778

2003........................................................ 5,599

--------

50,097

Less: Current Portion....................................... (16,226)

--------

$ 33,871

========

On March 1, 1999, the Company reached a definitive settlement arrangement with Albert R. Snider (the "Settlement Agreement"), the holder of the note payable which commenced on April 16, 1997, regarding the suit filed against Mr.

Snider for breach of certain representations made by him, including statements of inventory balances in the Asset Purchase Agreement, dated as of April 3,

1997, between FMI and Mr. Snider relating to the purchase of the business of FMI and a counterclaim filed by Mr. Snider seeking, among other things, payments allegedly due from the Company under a promissory note.

Pursuant to the terms of the Settlement Agreement, the Company made a

$100,000 cash payment to Mr. Snider on March 9, 1999 and the parties executed mutual general releases dismissing any and all claims between them. In addition,

the Settlement Agreement provides a right of first refusal in favor of the

Company with respect to certain shares of the Company's Common Stock,

beneficially owned by Mr. Snider. Concurrently with the execution of the

Settlement Agreement, the Company and Mr. Snider entered into a consulting agreement pursuant to which Mr. Snider will perform certain consulting, advisory and related services as the Company may reasonably request from time to time between October 1, 1999 and October 1, 2002. In exchange for these services, the

Company issued 42,860 shares of its Common Stock to an escrow agent who will release such shares to Mr. Snider or his nominees on January 2, 2001. The

Company has recorded these shares held in escrow at market value and as a reduction to stockholders' equity as of September 30, 1999. The Company will continue to mark-to-market these securities until such shares are released from escrow.

The Company will amortize the market value of the common stock held in escrow as consulting, advisory and related services expense as services are provided between the period October 1, 1999 and October 1, 2002.

I. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases its facilities under various operating leases that expire through 2003. The Company has also entered into a master leasing agreement to lease various items of equipment not to exceed $600,000. At September 30, 1999,

the availability under this facility has expired.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

I. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Future minimum annual rentals under the lease agreements at September 30,

1999 are as follows:

FISCAL YEAR

-----------

2000........................................................ $1,471,382

2001........................................................ 1,520,400

2002........................................................ 1,446,996

2003........................................................ 1,215,498

2004........................................................ 280,850

Thereafter.................................................. 218,829

----------

Total (not reduced by minimum sublease rentals of

$1,265,847)............................................... $6,153,955

==========

Total rental expense including operating expenses and real estate taxes for operating leases amounted to $1,683,749, $1,235,867, and $1,245,238 for the years ended September 30, 1999, 1998 and 1997, respectively.

Certain of the facility leases contain escalation clauses, effective

October 1, 1998, rental expense has been recognized on a straight-line basis over the remaining lease term. At September 30, 1999, deferred rent expense amounted to $110,390.

In the fourth quarter of 1997, the Company decided to consolidate its operating facility in Tucson, AZ with its facility in Cambridge, MA. As a result, the Company accrued approximately $498,000, primarily related to the buyout of the facility lease. At September 30, 1999 and 1998, the Company had a reserve of $100,000, primarily related to the lease cancellation costs.

J. EMPLOYEE BENEFIT PLAN

The Company offers a 401(k) Employee Benefit Plan (the "Plan"). Under the

Plan, any regular employee, as defined by the Plan, who has completed six months of service and has attained the age of 21 years is eligible to participate.

Under the terms of the Plan, an employee may defer up to 15% of his or her compensation through contributions to the Plan. During 1999, the Company extended the Plan to its wholly-owned subsidiaries. The Company made matching contributions to the Plan of $218,729, $86,883 and $133,018 during 1999, 1998 and 1997, respectively.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

K. INCOME TAXES

The provision for income taxes consists of the following:

FOR THE YEARS ENDED SEPTEMBER 30,

---------------------------------------

1999 1998 1997

----------- ----------- -----------

Current payable:

Federal.............................................. -- -- --

State................................................ -- $ 3,872 --

----------- ----------- -----------

Deferred tax expense/(benefit):

Federal.............................................. $(3,888,031) $(1,349,519) $(1,823,584)

State................................................ (1,167,905) (404,950) (680,530)

Change in valuation allowance........................ 5,055,936 1,754,469 2,504,114

----------- ----------- -----------

-- -- --

----------- ----------- -----------

-- $ 3,872 --

=========== =========== ===========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of September 30, 1999 and 1998, the components of the net deferred tax assets/(liabilities) are as follows:

1999 1998

----------------------------- -----------------------------

(AS RESTATED) (AS REPORTED) (AS RESTATED) (AS REPORTED)

------------- ------------- ------------- -------------

Federal net operating loss....... $ 5,566,879 $ 5,566,879 $ 4,081,970 $ 4,081,970

State net operating loss, net of

federal benefit................ 495,980 495,980 666,053 666,053

Unrealized losses on marketable

securities..................... -- -- 4,116 4,116

Credits.......................... 499,585 499,585 455,982 455,982

Depreciation..................... 336,038 336,038 15,318 15,318

Loss from Beacon Power

Corporation.................... 3,128,804 1,171,050 1,388,976 755,448

Other............................ 1,562,820 1,562,820 189,152 189,152

Valuation allowance.............. (11,590,106) (9,632,352) (6,801,567) (6,168,039)

------------ ----------- ------------ -----------

Net deferred income taxes........ -- -- -- --

============ =========== ============ ===========

The Company has placed a full valuation allowance against its net deferred tax assets since the Company believes it is "more likely than not" that it will not be able to utilize its deferred tax asset.

A decrease in net deferred tax assets and a decrease in the valuation allowance in the amount of approximately $1,240,000 each has been made to account for the recapitalization of Beacon Power Corporation during the year ended September 30, 1998.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

K. INCOME TAXES (CONTINUED)

The provision for income taxes differs from the federal statutory rate due to the following:

FOR THE YEARS ENDED

SEPTEMBER 30,

------------------------------------

1999 1998 1997

-------- -------- --------

Tax at statutory rate............................... (34.0)% (34.0)% (34.0)%

State taxes--net of federal benefit................. (6.2) (6.2) (7.3)

Other............................................... (0.7) (0.5) .6

Change in valuation allowance....................... 40.9 40.8 40.7

----- ----- -----

Effective tax rate.................................. -- % 0.1% -- %

===== ===== =====

At September 30, 1999, the Company had net operating loss carry-forwards of approximately $16,550,000 and $7,976,000 for federal and state income tax purposes, respectively. The federal net operating losses expire beginning

September 30, 2008 through 2019. The state net operating losses will expire beginning September 30, 2000 through 2004. The use of these losses may be limited due to ownership change limitations under Section 382 of the Code.

L. STOCKHOLDERS' EQUITY

STOCK OPTIONS

Under the Company's 1992, 1994, 1996 and 1998 Stock Option Plans, both qualified and non-qualified stock options may be granted to certain officers,

employees, directors and consultants to purchase up to 1,550,000 shares of the

Company's common stock. At September 30, 1999, 1,450,000 of the 1,550,000 stock options available for grant under the Company's 1992, 1994, 1996 and 1998 Stock

Option Plan have been granted.

During 1999, the Company adopted its 1999 Stock Option Plan that provides for the grant to employees, officers, directors and consultants for qualified and non-qualified stock options to purchase up to 1,500,000 shares of the

Company's common stock. At September 30, 1999, 816,898 of the 1,500,000 stock options available for grant under the Company's 1999 Stock Option Plan have been granted.

The 1992, 1994, 1996, 1998, and 1999 Stock Option Plans (collectively the

"Plans") are subject to the following provisions:

The aggregate fair market value (determined as of the date the option is granted) of the common stock that any employee may purchase in any calendar year pursuant to the exercise of qualified options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of a qualified option to him or her, more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive any qualified options under the Plans unless the option price is at least 110% of the fair market value of the common stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

Qualified options are issued only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants, and others, as well as to employees of the Company. Options granted under the Plans may not be granted with an exercise price less than 100% of fair value of the

Company's common stock, as determined by the Board of Directors on the grant date.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

L. STOCKHOLDERS' EQUITY (CONTINUED)

Options under the Plans must be granted within 10 years from the effective date of the Plan. Qualified options granted under the Plans cannot be exercised more than 10 years from the date of grant, except that qualified options issued to 10% or greater stockholders are limited to five-year terms. All options granted under the Plans provide for the payment of the Company's exercise price in cash, or by delivery to the Company of shares of common stock already owned by the optionee having fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment.

The Plans contain antidilutive provisions authorizing appropriate adjustments in certain circumstances. Shares of common stock subject to options that expire without being exercised or that are canceled as a result of the cessation of employment are available for further grants.

During 1999, the Company granted 755,000 non-qualified stock options to consultants at exercise prices ranging from $5.75 to $10.00 per share of which

300,000 stock options were granted outside of the Plans.

A summary of the status of the Company's stock options as of September 30,

1999, 1998 and 1997 and changes for the years then ended are presented below.

1999 1998 1997

-------------------- -------------------- --------------------

WEIGHTED WEIGHTED WEIGHTED

NUMBER OF AVERAGE NUMBER OF AVERAGE NUMBER OF AVERAGE

SHARES PRICE SHARES PRICE SHARES PRICE

--------- -------- --------- -------- --------- --------

Outstanding at beginning of year.......... 820,910 $9.58 700,427 $8.44 713,392 $7.08

Granted................................. 1,604,000 7.03 319,000 11.20 144,000 8.97

Exercised............................... (455,600) 6.98 (100,266) 5.80 (144,466) 2.25

Canceled................................ (118,083) 8.84 (98,251) 10.55 (12,499) 10.71

--------- ----- -------- ----- -------- -----

Outstanding at end of year................ 1,851,227 $8.06 820,910 $9.58 700,427 $8.44

========= ===== ======== ===== ======== =====

Options exercisable at year-end........... 840,560 $8.57 413,403 $8.48 503,660 $8.14

========= ===== ======== ===== ======== =====

The following table summarizes information about stock options outstanding as of September 30, 1999.

OPTIONS OUTSTANDING OPTIONS EXERCISABLE

---------------------------------- ----------------------

WEIGHTED WEIGHTED WEIGHTED

AVERAGE AVERAGE AVERAGE

RANGE OF NUMBER REMAINING EXERCISE NUMBER EXERCISE

EXERCISE PRICES OUTSTANDING LIFE PRICE EXERCISABLE PRICE

--------------------- ----------- --------- -------- ----------- --------

$5.00--$ 7.81....... 776,328 7.0 $ 5.97 359,328 $6.29

$8.75--$10.50....... 773,399 7.8 8.84 345,732 9.72

$11.00--$13.38....... 301,500 7.9 11.45 135,500 11.69

--------- ----- ------- ------- -----

1,851,227 7.5 $ 8.06 840,560 $8.57

========= ===== ======= ======= =====

An additional 683,102 shares were available under the 1999 Stock Option Plan for future grants at September 30, 1999.

During 1999, the Company granted fully vested options to purchase 755,000 shares of the Company's common stock to consultants at prices ranging from $5.75 to $10.00 per share. The Company has recorded

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

L. STOCKHOLDERS' EQUITY (CONTINUED)

the fair value of the options, as determined by the Black-Scholes option pricing model, of $2,152,277, to selling, general and administrative expenses during the year ended September 30, 1999. As of September 30, 1999, options to purchase

450,000 shares at $7.00 per share have been exercised. As of September 30, 1999,

the Company received $1,333,333 of cash and the remaining amount due from the shareholders is classified within stockholders' equity as amounts receivable from exercise of stock options.

WARRANTS

On June 5, 1998, the Company issued to certain individuals, in settlement of a claim asserted against the Company, Common Stock Purchase Warrants to purchase up to 68,795 shares of common stock, as amended, at an exercise price of $11.43 per share. These warrants expired on November 11, 1999 unexercised.

On November 11, 1998, the Company issued common stock warrants to purchase up to 67,125 shares of the Company's Common Stock at an exercise price of $11.43 per share. The Company has recorded the fair value of these warrants as determined by the Black-Scholes option pricing model, of $56,362, to selling,

general and administrative expenses during the year ended September 30, 1999.

These warrants expired on November 11, 1999 unexercised.

On August 25, 1999, in connection with the $8 million private placement of

8,000 shares of the Company's Series A Convertible Preferred Stock, $0.01 par

value per share with Brown Simpson Strategic Growth Funds (See Note M), the

Company issued common stock warrants to purchase up to 120,000 and 675,000 shares of common stock at an exercise price of $7.80 and $8.54, respectively.

These warrants expire on August 25, 2003. At September 30, 1999, none of these warrants have been exercised.

STOCK-BASED COMPENSATION

Had compensation cost for the Company's stock-based compensation been determined based on fair value at the grant dates as calculated in accordance with SFAS No. 123, the Company's net loss and loss per share for the years ended

September 30, 1999, 1998 and 1997 would have been increased to the pro forma amounts indicated below:

1999 1998 1997

----------------------- ----------------------- -----------------------

NET LOSS NET LOSS NET LOSS

ATTRIBUTABLE LOSS PER ATTRIBUTABLE LOSS PER ATTRIBUTABLE LOSS PER

TO COMMON COMMON TO COMMON COMMON TO COMMON COMMON

STOCKHOLDERS SHARE STOCKHOLDERS SHARE STOCKHOLDERS SHARE

------------ -------- ------------ -------- ------------ --------

As restated in 1999 and 1998 and as

reported in 1997................. $(14,392,657) $(1.57) $(4,857,814) $(.54) ($7,708,739) $ (.97)

Pro forma.......................... $(15,597,109) $(1.70) $(5,433,804) $(.61) ($7,780,546) $ (.98)

The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to

1996 and additional awards in future years are anticipated.

The fair value of each stock option is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: an expected life of seven years, expected volatility of 80.0%, no dividends, and risk-free interest rate of 6.08% for September 30, 1999; an expected life of seven years, expected volatility of 57.9%, no dividends, and risk-free interest rate of 5.76%

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

L. STOCKHOLDERS' EQUITY (CONTINUED)

for September 30, 1998; and an expected life of seven years, expected volatility of 57.9%, no dividends, and risk-free interest rate of 6.125% for September 30,

1997. The weighted average price of the fair value of options granted for years ended September 30, 1999, 1998 and 1997 are $5.21, $7.14 and $5.80,

respectively.

M. PREFERRED STOCK

The Company is authorized to issue up to 1,000,000 shares of Preferred

Stock, $.01 par value per share ("Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders,

and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions

On August 25, 1999, the Company completed an $8 million private placement of

8,000 shares of its Series A Redeemable Convertible Preferred Stock, $0.01 par

value per share (the "Series A Preferred Stock"), with Brown Simpson Strategic

Growth Funds ("Brown Simpson"). The Series A Preferred Stock is initially convertible into 1,025,641 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at an initial conversion price of $7.80 per share. The Series A Preferred Stock is also subject to certain dilution protection for a period of three years. Under certain circumstances, the Company has the option to cause the Series A Preferred Stock to convert into shares of

Common Stock or otherwise be redeemed. At the end of seven years, the Company must redeem any remaining shares of the Series A Preferred Stock for cash or, at the Company's option, Common Stock with a then fair market value equal to the original purchase price of the Series A Preferred Stock. The obligation at seven years to redeem any remaining shares of the Series A Preferred Stock accelerates to the fourth anniversary of the closing in the event that the average bid price of the Company's Common Stock for the 60 "trading day" period immediately preceeding the fourth anniversary is $5 per share or less. In the event of certain changes in control events regarding the Company or if the Common Stock is delisted, Brown Simpson has the right to cause the Series A Preferred Stock to be redeemed.

In connection with the transaction, Brown Simpson also received warrants to purchase up to 675,000 additional shares of Common Stock at $8.54 per share (the

"Brown Simpson Warrants"). The Brown Simpson Warrants expire on August 25, 2003.

The Company has valued these warrants at $1,818,558, based on the fair value of these warrants, as determined by the Black-Scholes option pricing model and has recorded this amount in addition to direct costs of $1,338,234 as transaction costs of this preferred stock offering.

H.C. Wainwright & Co., Inc. ("H.C. Wainwright") served as placement agent for the transaction and received a commission of $560,000 and warrants to purchase 120,000 shares of the Company's Common Stock at $7.80 per share. These warrants expire on August 25, 2003. H.C. Wainwright will also receive a future fee in the amount of 4% of any monies received by the Company upon the exercise of the Brown Simpson Warrants. The Company has recorded the fair value of these warrants, as determined by the Black-Scholes option pricing model, of $550,734 as a transaction cost of this preferred stock offering.

The Company has valued the redeemable convertible preferred stock at issuance to be $4,843,208 based on the relative fair market values of the financial instruments issued in connection with this placement. The Company will accrete the carrying value of the redeemable convertible preferred stock to its redeemable value of $8,000,000 at August 25, 2003, in the event that the average bid price for the 60

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

M. PREFERRED STOCK (CONTINUED)

trading days prior is $5.00 or less, using the effective interest method. As of

September 30, 1999, the Company has accreted $50,904 and recorded this as a charge against additional paid-in capital.

N. SIGNIFICANT CUSTOMERS

Significant customers, defined as net revenues from those customers that account for 10% or more of total net revenue in a fiscal year, were as follows:

PERCENTAGE OF

TOTAL NET REVENUES

FOR THE YEARS ENDED

SEPTEMBER 30,

------------------------------

CUSTOMER 1999 1998 1997

-------- -------- -------- --------

U.S. government:

U.S. Department of Defense.............................. 20.6% 22.1% 44.6%

O. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

NON-CASH INVESTING AND FINANCING ACTIVITIES

FOR THE YEARS ENDED

SEPTEMBER 30,

--------------------------------

1999 1998 1997

---------- -------- --------

Accretion of redeemable convertible preferred stock

discount.................................................. $ 50,904 $ -- $ --

Acquisition of equipment under capital leases............... $ 49,813 $ -- $ --

Contingent obligation to Class D preferred stockholders of

Beacon Power Corporation (as restated).................... $5,309,115 $ -- $ --

INTEREST AND INCOME TAXES PAID

Cash paid for interest and income taxes was as follows:

FOR THE YEARS ENDED

SEPTEMBER 30,

------------------------------

1999 1998 1997

-------- -------- --------

Interest........................................ $115,692 $10,206 $13,933

======== ======= =======

Income taxes.................................... -- $ 5,772 $ 5,800

======== ======= =======

P. ACQUISITIONS

K&D MAGMOTOR CORPORATION

On January 23, 1997, the Company acquired substantially all of the assets and assumed certain of the liabilities of K&D MagMotor Corporation ("MagMotor")

pursuant to the terms of an Asset Purchase Agreement, dated as of January 2,

1997, by and among the Company, MagMotor and MagMotor's principal stockholder

(the "Stockholder") (the "Asset Purchase Agreement"). The aggregate consideration paid by the Company for the acquired assets of MagMotor was approximately $210,000 in cash and 30,000 shares of the Company's common stock,

par value $.01 per share valued at $6.625 per share or $198,750.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

P. ACQUISITIONS (CONTINUED)

MagMotor's assets, including machinery and equipment and inventory, were recorded at their estimated market value of $250,000 and $160,000, respectively.

MagMotor is a manufacturer of custom electric motors targeting the factory automation, medical, semi-conductor and packaging markets. The Company continues to use the assets in the same manner in which they were used by MagMotor immediately prior to the acquisition. The Company has included in its consolidated results of operations the acquisition of MagMotor under the purchase method of accounting.

The pro forma financial information has not been presented as the acquisition of Magmotor is not material.

FILM MICROELECTRONICS, INC.

On April 16, 1997, the Company acquired substantially all of the assets of

Film Microelectronics, Inc. ("FMI"), pursuant to the Asset Purchase Agreement,

dated as of April 3, 1997, by and among the Company, FMI and FMI's principal stockholder. In addition, the Company assumed trade payables aggregating approximately $900,000 and the assumption of indebtedness of approximately $1 million. The aggregate consideration paid by the Company for the acquired assets of FMI was 420,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), valued at $6.375 per share or $2,677,500.

FMI is a manufacturer of production and custom integrated circuits for the communications, industrial, military and aerospace markets. The Company continues to use the assets in the same manner in which they were used by FMI immediately prior to the acquisition. FMI's assets have been recorded at their estimated market values with the excess purchase price assigned to goodwill,

which is being amortized over 15 years.

The Company has included in its consolidated results of operations the acquisition of FMI under the purchase method of accounting. The following unaudited pro forma financial information combines SatCon and FMI's results of operations as if the acquisition had taken place on October 1, 1996. The pro forma results are not necessarily indicative of what the results of operations actually would have been if the transaction had occurred on the applicable dates indicated and are not intended to be indicative of future results of operations.

FOR THE YEAR

ENDED

SEPTEMBER 30,

1997

-------------

Revenue..................................................... $14,974,765

Operating loss.............................................. $(8,589,880)

Net loss.................................................... $(8,110,334)

Net loss per share.......................................... $ (.99)

INDUCTIVE COMPONENTS, INC. AND LIGHTHOUSE SOFTWARE, INC.

On January 4, 1999, the Company's MagMotor subsidiary acquired substantially all of the assets and assumed certain liabilities of Inductive Components, Inc.

and Lighthouse Software, Inc., pursuant to the terms of an Asset Purchase

Agreement, dated January 4, 1999, among MagMotor, the Company, Inductive

Components, Inc, Lighthouse Software, Inc. and Thomas Glynn, the sole stockholder of Inductive and the

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

P. ACQUISITIONS (CONTINUED)

majority stockholder of Lighthouse. The aggregate consideration paid by the

Company for the acquired assets of Inductive Components, Inc. and Lighthouse

Software, Inc. was 100,000 shares of the Company's common stock, valued at

$5.6875 per share or $568,750. In addition, the Company assumed indebtedness of approximately $246,000. The Company has included in its consolidated results of operations the acquisition of Inductive and Lighthouse under the purchase method of accounting. The purchase price has been allocated as follows:

Inventory................................................... $ 50,000

Property and equipment...................................... 100,597

Intangibles................................................. 275,000

Goodwill.................................................... 389,079

--------

$814,676

========

The pro forma financial information has not been presented, as the acquisitions of Inductive Components, Inc. and Lighthouse Software, Inc. are not

material.

HYCOMP, INC.

On April 12, 1999, the Company executed an agreement to purchase substantially all of the assets and assume certain liabilities of HyComp, Inc.

("HyComp"). This agreement was dated March 31, 1999 and was by and between

HyComp and HyComp Acquisition Corp., a wholly-owned subsidiary of the Company.

The aggregate consideration paid by the Company for the acquired assets of

HyComp consisted of (i) $750,000 in cash; (ii) the assumption of certain liabilities and obligations of HyComp in the amount of approximately $422,000;

(iii) transaction costs of $95,000; and (iv) a 5% royalty to HyComp on certain sales through April 12, 2000. At September 30, 1999, the Company has recorded

$50,000 of accrued royalties. The Company has included in its consolidated results of operations the acquisition of HyComp under the purchase method of accounting. The purchase price has been allocated as follows:

Accounts receivable......................................... $ 38,556

Inventory................................................... 318,359

Deposits.................................................... 19,800

Property and equipment...................................... 940,500

----------

$1,317,215

==========

The pro forma financial information has not been presented as the acquisition of HyComp is not material.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

P. ACQUISITIONS (CONTINUED)

Net cash paid for the acquisitions of K&D MagMotor Corporation, Film

Microelectronics, Inc., Inductive Components Inc., Lighthouse Software, Inc. and

HyComp, Inc. was as follows:

FOR THE YEARS ENDED

SEPTEMBER 30,

----------------------------------

1999 1998 1997

---------- -------- ----------

Fair value of assets........................ $1,742,812 -- $4,723,408

Cost in excess of net assets of companies

acquired, net............................. 389,079 -- 987,678

Liabilities assumed, including transaction

costs..................................... (567,215) -- (2,624,836)

Stock issued................................ (568,800) -- (2,876,250)

---------- ------- ----------

Cash paid................................... $ 995,876 -- $ 210,000

Less: Cash acquired......................... -- -- (97,014)

---------- ------- ----------

Net cash paid for the acquisitions.......... $ 995,876 -- $ 112,986

========== ======= ==========

Q. EARNINGS PER SHARE

The following is the reconciliation of the numerators and denominators of the basic and diluted per share computations of net loss:

FOR THE YEARS ENDED

SEPTEMBER 30,

-------------------------------------------

1999 1998 1997

------------- ------------- -----------

(AS RESTATED) (AS RESTATED)

Net loss attributable to common shareholders.......... $(14,392,657) $(4,857,814) $(7,708,739)

============ =========== ===========

BASIC AND DILUTED:

Common shares outstanding, beginning of year........ 8,990,249 8,769,146 7,359,074

Weighted average common shares issued during the

year.............................................. 200,017 190,163 600,235

Weighted average shares repurchased during the

year.............................................. (14,225) (2,638) --

------------ ----------- -----------

Weighted average shares outstanding--basic and

diluted........................................... 9,176,041 8,956,671 7,959,309

============ =========== ===========

Net loss per share, basic and diluted............... $ (1.57) $ (.54) $ (.97)

============ =========== ===========

At September 30, 1999, 1998 and 1997, 2,782,147, 884,758 and 1,000,427

options and warrants, respectively, were excluded from the diluted weighted average common shares outstanding as their effect would be antidilutive.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

R. COMPREHENSIVE LOSS

The Company's total comprehensive loss is as follows:

FOR THE YEARS ENDED

SEPTEMBER 30,

-------------------------------------------

1999 1998 1997

------------- ------------- -----------

(AS RESTATED) (AS RESTATED)

Net loss.............................................. $(14,341,753) $(4,857,814) $(7,708,739)

============ =========== ===========

Other comprehensive income, net of tax:

Unrealized gains on securities.................... $ 10,380 $ 9,835 $ 19,720

------------ ----------- -----------

Other comprehensive income........................ $ 10,380 $ 9,835 $ 19,720

------------ ----------- -----------

Comprehensive loss.................................... $(14,331,373) $(4,847,979) $(7,689,019)

============ =========== ===========

S. SEGMENT DISCLOSURES

As of October 1, 1998, the Company adopted SFAS No. 131, "Disclosure about

Segments of an Enterprise and Related Information". SFAS No. 131 establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products and services, geographical areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and assess their performance.

The Company's organizational structure is based on strategic business units that offer various products to the principal markets in which the Company's products are sold. These business units equate to three reportable segments:

research and development, power electronic products and motion-control products.

SatCon Technolgy Corporation provides research and development services in collaboration with third-parties. Film Microelectronics, Inc designs and manufactures power electronics products. The Magmotor Division specializes in the engineering and manufacturing of motion-control products. The Company's principal operations and markets are located in North America.

The accounting policies of each of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on revenue and profit and loss from operations before income taxes, interest income, interest expense, other income and losses and loss from investment in Beacon Power Corporation, excluding the effects of amortization of intangible assets associated with acquisitions. Common costs not directly attributable to a particular segment are allocated among segments based on management's estimates.

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

S. SEGMENT DISCLOSURES (CONTINUED)

The following is a summary of the Company's operations by operating segment:

FOR THE YEARS ENDED

SEPTEMBER 30,

---------------------------------------

1999 1998 1997

----------- ----------- -----------

Research and development:

Funded research and development

revenue............................ $ 6,355,383 $ 8,010,735 $ 8,738,293

----------- ----------- -----------

Loss from operations, net of

amortization....................... $(6,577,012) $(1,454,707) $(8,088,347)

=========== =========== ===========

Power electronic products:

Revenue.............................. $ 6,306,085 $ 5,909,765 $ 2,594,023

----------- ----------- -----------

(Loss)/income from operations, net of

amortization....................... $(2,073,946) $ 504,528 $ 137,268

=========== =========== ===========

Motion-control products:

Revenue.............................. $ 2,816,413 $ 1,610,423 $ 1,134,019

----------- ----------- -----------

(Loss)/income from operations, net of

amortization....................... $ (755,272) $ (310,023) $ 93,609

=========== =========== ===========

The following is a summary of the Company's long-lived assets excluding assets transferred to Beacon Power Corporation and investment in Beacon Power

Corporation by operating segment:

SEPTEMBER 30,

-----------------------

1999 1998

---------- ----------

Research and development:

Long-lived assets.................................. $1,717,228 $1,842,517

---------- ----------

Power electronic products:

Long-lived assets.................................. $3,978,027 $3,416,341

---------- ----------

Motion-control products:

Long-lived assets.................................. $ 863,661 $ 434,248

---------- ----------

T. SUBSEQUENT EVENTS

On October 21, 1999, the Company received an investment from Mechanical

Technology, Inc. ("MTI") of $7,000,000 in the Company. In consideration for

MTI's investment, MTI will receive 1,030,000 shares of the Company's common stock at a discounted price of approximately $6.80 per share, $.01 par value per share (the "Common Stock"), and warrants to purchase an additional 100,000 shares of the Company's Common Stock. MTI funded $2,570,000 of its investment in the Company on October 21, 1999 and received 370,800 shares of the Company's

Common Stock and a warrant to purchase 36,000 shares of the Company's Common

Stock, and it will make the remaining investment by the end of January 2000. In addition, the Company has received a warrant to purchase 36,000 shares of MTI's

Common Stock and will receive the remaining warrant to purchase 64,000 shares of

MTI's Common Stock by the end of

SATCON TECHNOLOGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

T. SUBSEQUENT EVENTS (CONTINUED)

January 2000. The Company will record the fair value of the warrants received as an asset and as additional paid in capital.

Additionally, the Company acquired Ling Electronics, Inc. and Ling

Electronics, Ltd. (collectively, "Ling Electronics") from MTI. In consideration for the acquisition of Ling Electronics, MTI received $70,000 and 770,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock")

valued at $9.8438 per share or $7,579,726.

The following unaudited pro forma financial information combines SatCon and

Ling's results of operations as if the acquisition had taken place on

October 1, 1997. The pro forma results are not necessarily indicative of what the results of operations actually would have been if the transaction had occurred on the applicable dates indicated and are not intended to be indicative of future results of operations.

FOR THE YEARS ENDED

SEPTEMBER 30,

--------------------------

1999 1998

------------ -----------

(UNAUDITED)

Revenue........................................... $ 23,849,881 $27,764,923

Operating loss (as restated)...................... $(11,316,689) $(2,433,575)

Net loss (as restated)............................ $(15,881,125) $(5,740,230)

Net loss attributable to common stockholders

(as restated)................................... $(15,932,029) $(5,740,230)

Net loss per share, basic and diluted (as

restated)....................................... $ (1.60) $ (0.59)

On November 16, 1999, the Company purchased certain intellectual property,

equipment and other assets from Northrop Gruman Corporation ("NGC"). These assets were used by NGC in connection with its power electronics products business. The Company also entered into (i) a sublease with NGC pursuant it entered into a five-year sublease for approximately 14,863 square feet of rentable space in the Baltimore area and (ii) a three-year Transition Services

Agreement providing the Company access to certain test facilities and personnel of NGC on a fee basis. In consideration for these foregoing acquisition and agreements, NGC received 578,761 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), and warrants to purchase an additional

200,000 shares of the Company's Common Stock.

The pro forma financial information has not been presented, as the Company views this transaction as the purchase of assets rather than as a business combination.

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On October 21, 1999, the Company created a strategic alliance with SatCon Technology Corporation (SatCon). SatCon acquired Ling Electronics, Inc. and Ling Electronics, Ltd. (Ling) from the Company and the Company agreed to invest approximately $7 million in SatCon. This investment was done in two stages. In consideration for the acquisition of Ling and the Company's investment, the Company received 1,800,000 shares of SatCon's common stock and warrants to purchase an additional 100,000 shares of SatCon's common stock. SatCon also received warrants to purchase 100,000 shares of the Company's common stock (300,000 after the April 3, 2000 3-for-1 stock split).

As a part of the SatCon transaction, the Company issued warrants to purchase 36,000 and 64,000 shares (108,000 and 192,000 shares after the April 3, 2000 3-for-1 stock split) of the Company's stock on October 21, 1999 and January 31, 2000, respectively. The warrants are immediately exercisable at $37.66 per share ($12.56 per share post split) and expire on October 21, 2003 and January 31, 2004, respectively. The estimated fair value of these warrants at the dates issued were $14.81 and $49.14 per share ($4.94 and $16.38 per share post split), respectively, using a Black-Scholes option pricing model and assumptions similar to those used for valuing the Company's stock options.

The Company also received warrants to purchase 36,000 and 64,000 shares of SatCon common stock on October 21, 1999 and January 31, 2000, respectively. The warrants are immediately exercisable at $8.80 per share and expire on October 21, 2003 and January 31, 2004, respectively.

In addition, David Eisenhaure, President and Chief Executive Officer of SatCon Technology Corporation, became a member of the Board of Directors of the Company and Alan Goldberg, a director of the Company and co-Chief Executive Officer of First Albany Companies Inc. became a member of SatCon's Board of Directors. SatCon has also agreed to appoint an additional member to its Board of Directors based on the recommendation of the Company.

The Company accounts for its investment in SatCon on the equity method. The consolidated financial statements include the Company's investments in SatCon plus its proportionate share of earnings/losses (on a one-quarter lag).

The following unaudited pro forma combined consolidated balance sheet as of September 30, 1999 and the unaudited pro forma combined consolidated statements of operations for the year ended September 30, 1999 give effect to the acquisition of SatCon common stock accounted for under the equity method of accounting and disposition of Ling accounted for as a sale of a subsidiary. The unaudited pro forma combined consolidated financial statements are based on historical consolidated financial statements of MTI and Ling under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma combined consolidated financial statements.

The unaudited pro forma combined consolidated balance sheet assumes that the acquisition and disposition were consummated on September 30, 1999; and the unaudited pro forma combined consolidated statements of operations for the year ended September 30, 1999 assumes the acquisition and disposition were consummated on October 1, 1998.

The unaudited pro forma combined consolidated financial statements may not be indicative of the results that actually would have occurred if the acquisition had been consummated on the date indicated or which may be obtained in the future. The unaudited pro forma combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements of SatCon and Ling.

MECHANICAL TECHNOLOGY INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

As of September 30, 1999

(Dollars in thousands)

ASSETS	MTI Historical	Ling Historical (1)	SatCon Investment		Pro Forma Adjustments	Pro Forma Combined
CURRENT ASSETS Cash and cash equivalents	$ 5,870	$ (64)	$ 70	(3)	$ -	$ 5,876
Investments in marketable securities	7,876	-	(7,070)	(3)	-	806
Accounts receivable, less allowance of $113 (1999) and $99 (1998)	3,852	(2,377)	-		-	1,475
Other receivables - related parties	105	-	-		-	105
Inventories	3,752	(2,807)	-		-	945
Taxes receivable	10	-	-		-	10
Note receivable - current	329	-	-		-	329
Prepaid expenses and other current assets	265	(122)	-		-	143
Net assets of a discontinued operation	-	-	-		-	-
Total Current Assets	22,059	(5,370)	(7,000)		-	9,689
Property, Plant and Equipment, net	827	(394)	-		-	433
Note receivable - noncurrent	184	-	-		-	184
Investment in SatCon	-	-	17,486	(2)	-	17,486
Investment in Plug Power	8,710	-	-		-	8,710
Total Assets	$31,780	$(5,764)	$10,486		$ -	$36,502

MECHANICAL TECHNOLOGY INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET (Continued)

As of September 30, 1999

(Dollars in thousands)
LIABILITIES AND SHAREHOLDERS' EQUITY	MTI Historical	Ling Historical (1)	SatCon Investment		Pro Forma Adjustments	Pro Forma Combined
CURRENT LIABILITIES
Income taxes payable	$ -	$ -	$ -		$ -	$ -
Accounts payable	614	(409)	475	(4)	-	680
Accrued liabilities	2,243	(811)	-		-	1,432
Contribution payable-Plug Power	-	-	-		-	-
Net liabilities of discontinued operations	540	-	-		-	540
Total Current Liabilities	3,397	(1,220)	475		-	2,652

LONG-TERM LIABILITIES
Deferred income taxes and other credits	597	-	-		-	597
Total Liabilities	$ 3,994	(1,220)	475		-	3,249
PARENT COMPANY INVESTMENT (TO)/FROM	-	(6,907)	6,907	(6)	-	-
COMMITMENTS AND CONTINGENCIES SHAREHOLDERS' EQUITY
Common stock, par value $1 per share, Authorized 15,000,000; issued 11,649,959 (1999) and 10,773,968 (1998)	11,649	-	-		-	11,649
Paid-in capital	42,755	(1,636)	2,288 3,678	(9) (5)	-	47,085

Deficit	(26,573)	3,988	1,126 (3,988)	(6) (7)	-	(25,447)
	27,831	2,352	3,104		-	33,287
Accumulated Other Comprehensive Loss:
Unrealized loss on available for sale Securities, net	(5)	-	-		-	(5)
Foreign currency translation adjustment	(11)	11	-		-	-
Accumulated Other Comprehensive Loss	(16)	11	-		-	(5)

Common stock in treasury, at cost, 6,750 shares (1999) and 4,500 shares (1998)	(29)	-	-		-	(29)
Total Shareholders' Equity	27,786	2,363	3,104		-	33,253
Total Liabilities and Shareholders' Equity	$ 31,780	$(5,764)	$10,486		$ -	$36,502

MECHANICAL TECHNOLOGY INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended September 30, 1999

(Dollars in thousands)
	MTI Historical	Ling Historical (1)	SatCon Investment		Pro Forma Adjustments		Pro Forma Combined
Net sales	$12,885	$(8,372)	$ -		$ -		$ 4,513
Cost of sales	8,239	(6,213)	-		-		2,026
Gross profit	4,646	(2,159)	-		-		2,487
Selling, general and administrative expenses	4,949	(3,048)	-		-		1,901
Product development and research costs	1,105	(188)	-		-		917
Operating (loss) income	(1,408)	1,077	-		-		(331)
Interest expense	(106)	-	-		-		(106)
Gain on sale of division/subsidiary	-	-	1,126	(6)	-		1,126
Equity in investee losses	(9,363)	-	-		(3,993)	(8)	(13,356)
Other income (expense), net	185	10	-		-		195
(Loss) income from continuing operations before extraordinary item and income taxes	(10,692)	1,087	1,126		(3,993)		(12,472)
Income tax expense	37	-	-		-		37
(Loss) income from continuing operations before extraordinary item	(10,729)	1,087	1,126		(3,993)		(12,509)
Extraordinary item - gain on extinguishment of debt, net of taxes ($106)	-	-	-		-		-
(Loss) income from continuing operations	(10,729)	1,087	1,126		(3,993)		(12,509)
Income (loss) from discontinued operations	41	-	-		-		41
Net (loss) income	$(10,688)	$ 1,087	$1,126		$(3,993)		$(12,468)

NOTES TO UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following is a summary of adjustments reflected in the unaudited pro forma combined consolidated balance sheet:

(1) Represents the removal of Ling's historical financial data as a result of the sale of
 Ling to SatCon.

MTI's initial investment in SatCon as a result of the sale of Ling.

($ in 000's)

Exchange of Ling for 770,000 shares of SatCon valued   $ 6,738

at $8.75/share. (Note: sale was effective at 8 a.m. on

October 21, 1999, therefore closing price on

October 20, 1999 was used)

Cash investment made on October 21, 1999 for             2,570

370,800 shares of SatCon and warrants to purchase

36,000 shares of SatCon

MTI warrant to purchase 36,000 shares of MTI stock

issued to SatCon valued using the Black-Scholes method  533

Cash investment made on January 31, 2000 for

659,200 shares of SatCon and warrants to purchase

64,000 shares of SatCon                   4,500

MTI warrant to purchase 64,000 shares of MTI stock

issued to SatCon valued using the Black-Scholes method      3,145

                                                          $17,486

Represents $70,000 cash received from SatCon in addition to the 770,000 shares of

SatCon received in exchange for Ling and MTI's $7,070,000 cash investment in SatCon

(1,030,000 shares and 100,000 warrants).

Represents deal costs related to the sale of Ling.

Represents 100,000 warrants to purchase MTI common stock issued to SatCon valued using the Black-Scholes method.

NOTES TO UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(6)  Calculation of gain on sale of Ling and initial investment in SatCon.

($ in 000's)

 Parent company investment (to)/from Ling $(6,907)

  (Removed in Ling historical adjustment footnote 1)

 Paid-in capital Ling                      (1,636)

  (Removed in Ling historical adjustment footnote 1)

 Accrued deal costs                          (475)

 Investment in SatCon (2)                6,738

 Cash received from SatCon for sale of Ling in addition to 770,000 shares                                               70

 Ling accumulated deficit transferred to MTI  3,988

 Stock option compensation for accelerated vesting for Ling employees                                                          (652)

                                            $ 1,126

(7) Represents the transfer of Ling's accumulated deficit as of date of sale to MTI.

(8) Represents equity accounting for MTI's investment in SatCon, including the amortization of embedded differences and MTI's share of SatCon losses and equity changes recorded on a one-quarter lag basis.

(9) The following items have been recorded in paid-in capital:

 Replace Ling paid in capital removed in (1)    $1,636

 Stock option compensation (2)                  652

$2,288

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY INCORPORATED

Date: December 22, 2000 By: /s/ Cynthia A. Scheuer

------------------------ ---------------------------------

Cynthia A. Scheuer

Vice President and Chief Financial Officer